Exhibit 99.1
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Via Email

TO: j2 Global Research Analysts

FROM: Scott Turicchi

RE: Price Change to Existing Base of Paying Web Channel Customers

Gentlemen:

I'm sending you this message to inform you that j2 Global has begun moving forward with a price change for its existing base of paying Web channel customers. This involves a process which will extend over a period of twelve months, with the majority of the changes occurring within the first six months. The basic price change involves increasing the monthly subscription fee from $9.95 to $12.95 for eFax Plus and from $12.50 to $15.00 for jConnect Premier. At this time, we are not providing guidance on the impact of this price change on our future financial performance. However, we will be addressing this at our next regularly scheduled quarterly earnings conference call.

Yours truly,

Scott Turicchi
Chief Financial Officer